SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS
On January 11, 2012, Cedar Fair, L.P. announced the promotion of Brian C. Witherow to the position of Executive Vice President and Chief Financial Officer and David R. Hoffman to the position of Senior Vice President and Chief Accounting Officer, effective January 5, 2012.
Brian Witherow, age 44, previously served as Vice President and Corporate Controller since July 2005. Prior to that, he served as Corporate Treasurer from May 2004 to June 2005 and as Corporate Director of Investor Relations from 1995 through 2004. Prior to entering the amusement park industry, he served in various roles with the accounting firm Arthur Andersen.
David Hoffman, age 43, previously served as Vice President of Finance and Corporate Tax since November of 2010. Prior to that, he served as Vice President of Corporate Tax from 2006 through 2010. Prior to joining Cedar Fair, he served as a tax consultant with Ernst & Young.

The company also issued a news release with this announcement, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial statements and exhibits
Exhibit 99.1 News release of Cedar Fair, L.P. dated January 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Matthew A. Ouimet
Matthew A. Ouimet President and Chief Executive Officer

Date: January 11, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News release of Cedar Fair, L.P. dated January 11, 2012